As filed with the Securities and Exchange Commission on _______, 1996.
                                                    Registration No.

======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            _______________


                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933



                    NATIONAL CITY BANCSHARES, INC.
        (Exact name of registrant as specified in its charter)



    Indiana                   6711                      35-1632155
(State or other          (Primary Standard          (I.R.S. Employer
jurisdiction of          Industrial Class-         Identification No.)
incorporation or         ification Code No.)
organization)



                            227 Main Street
                             P.O. Box 868
                      Evansville, IN  47705-0868
                            (812) 464-9800
               (Address of Principal Executive Offices)



                    NATIONAL CITY BANCSHARES, INC.
                      INCENTIVE STOCK OPTION PLAN
                       (Full title of the Plan)

                            _______________


Mr. Robert A. Keil                        copies of communications to:
President                                 Martin D. Werner, Esq.
National City Bancshares, Inc.            Werner & Blank Co., L.P.A.
227 Main Street                           7205 W. Central Avenue
Evansville, IN  47708                     Toledo, OH  43617
(812) 464-9800                            (419) 841-8051
      (Name, Address, and Telephone Number of agent for service)

                    Calculation of Registration Fee

======================================================================

                            Proposed        Proposed
Title of                     Maximum        Maximum
Securities      Amount      Offering       Aggregate      Amount of
  to be         to be         Price         Offering     Registration
Registered    Registered   Per Unit(l)      Price(l)         Fee
- ----------    ----------   -----------   --------------  ------------
Common Stock    609,000       $28.00     $17,052,000.00    $5,880.00


======================================================================
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457, based upon the average of the bid and asked prices for the Common Stock in the over-the-counter market on August 21, 1996.

                             _____________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

                             _____________

                                PART 1

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
         ----------------------------------------------------

     The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                PART II

Item 3.   Incorporation of Documents by Reference

     The following documents are incorporated in this Registration Statement by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended
          December 31, 1995, filed pursuant to Section 13 of the Exchange Act: (File No. 0-13585);

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above:
          (File No. 0-13585); and

     (c) The description of the Corporation's Common Stock contained in the Registration Statement filed on Form S-4 (File No. 333-59959).

     All documents filed by the Corporation pursuant to Sections (13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interest of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Chapter 37 of the Indiana Business Corporation Law provides that Indiana corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest.

     Chapter 37 further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. Chapter 37 also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employer or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual status as a director, officer, employee, or agent.

     Registrant maintains a directors' and officers' liability insurance policy, including corporation reimbursement, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

  4.1 National City Bancshares, Inc. Incentive Stock Option Plan dated October 18, 1995

  5     Legal Opinion

  23    Consent of McGladrey & Pullen LLP Certified Public Accountants

  24    Power of Attorney

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the
                    Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that Paragraph (a)(l)(i) and
                    (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
                              ----------

THE REGISTRANT
- --------------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on this 23rd day of August, 1996.

                                   National City Bancshares, Inc.

                                   By: /s/ Robert A. Keil
                                       ---------------------------
                                   Robert A. Keil, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of August, 1996.

     Signature                Title
     ---------                -----

/s/ John D. Lippert
- -------------------
John D. Lippert               Chairman of the Board, Chief Executive
                              Officer and Director (Principal
                              Executive Officer)


/s/ Robert A. Keil
- ------------------
Robert A. Keil                President and Director
                              (Chief Financial Officer)

/s/ Harold A. Mann
- ------------------
Harold A. Mann                Secretary/Treasurer
                              (Principal Accounting Officer)


Janice L. Beesley*            Director
Michael F. Elliott*           Director
Susanne R. Emge*              Director
Donald G. Harris*             Director
Dr. H. Ray Hoops*             Director
Ronald G. Reherman*           Director
Laurence R. Steenberg*        Director

*By: /s/ John D. Lippert
     -------------------
     John D. Lippert
     Attorney-in-Fact

THE PLAN
- --------

     Pursuant to the requirements of the Securities Act of 1933, the National City Bancshares, Inc. Incentive Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville and State of Indiana on this 23rd day of August, 1996.


                              NATIONAL CITY BANCSHARES, INC.
                              INCENTIVE STOCK OPTION PLAN


                         By:  /s/ Laurence R. Steenberg
                             ---------------------------------
                              Laurence R. Steenberg, Chairman
                              Compensation Committee